UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2006

PRUDENTIAL FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

New Jersey	001-16707	22-3703799
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

751 Broad Street

Newark, New Jersey 07102

(Address of principal executive offices and zip code)

(973) 802-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

A copy of the public statement, dated December 12, 2006, of Prudential Financial, Inc. (the “Company”) confirming the settlements described in Item 8.01 below is furnished herewith as Exhibit 99.1.

Item 8.01	Other Events.

On December 11, 2006, The Prudential Insurance Company of America (“Prudential”), a wholly owned subsidiary of the Company, reached a resolution of the previously disclosed investigation by the New York Attorney General’s Office (“NYAG”) relating to payments to intermediaries in the marketing and sale of group life and disability, group long term care and group accidental death and dismemberment insurance and related matters.

This settlement resolves the investigation by the NYAG into these matters. In the settlement, Prudential does not admit liability as to any issue of fact or law. Under the terms of the settlement, Prudential will pay a penalty of $2.5 million. Prudential will also pay $16.5 million into a fund to be paid to policyholders of group insurance who were represented by insurance brokers, agents or other producers that received contingent or certain other compensation covered by the settlement between January 1, 2002 and December 31, 2005. In the settlement, Prudential has agreed to propose to the NYAG for its approval a plan of distribution for such fund. Following the initiation of the investigation, Prudential adopted and under the terms of the settlement has agreed to continue to implement a number of business reforms relating to, among other things, the payment of compensation to producers of group insurance, compensation disclosures to group insurance clients and the adoption of standards of conduct relating to the payment of such compensation to producers. In addition, Prudential has agreed, among other things, to continue to cooperate with the NYAG in any litigation, ongoing investigations or other proceedings concerning any other person or entity relating to or arising from its investigations into these matters.

Separately, Prudential also settled the litigation brought by the California Department of Insurance based on the same matters. In connection with this settlement, Prudential has agreed to business reforms and disclosures as to group insurance contracts insuring customers or residents in California and to pay certain costs of investigation.

The Company’s consolidated financial statements for the quarter ended December 31, 2006 will reflect an additional charge as to a portion of the payments required by the above described settlements.

The settlements may adversely affect existing litigation or cause additional litigation and result in adverse publicity and other potentially adverse impacts to the Company’s businesses.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Public statement of Prudential Financial, Inc., dated December 12, 2006, confirming settlements with the New York Attorney General’s Office and the California Department of Insurance of investigations into payments to intermediaries in the marketing and sale of certain group insurance products (furnished and not filed).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 12, 2006

PRUDENTIAL FINANCIAL, INC.

By:	/s/ Brian J. Morris
	Name:	Brian J. Morris
	Title:	Assistant Secretary

Exhibit Index

Exhibit No.	Description
99.1	Public statement of Prudential Financial, Inc., dated December 12, 2006, confirming settlements with the New York Attorney General’s Office and the California Department of Insurance of investigations into payments to intermediaries in the marketing and sale of certain group insurance products (furnished and not filed).